[LETTERHEAD OF VEDDER, PRICE, KAUFMAN & KAMMHOLZ]

                                      April 28, 1999

The Guardian Bond Fund, Inc.
201 Park Avenue South
New York, New York 10003

Gentlemen and Ladies:

      We hereby consent to the reference to our name under the heading "Legal Opinions" in the Statement of Additional Information contained in Post-Effective Amendment No. 19 to the registration statement on Form N-1A for The Guardian Bond Fund, Inc. (File No. 2-81150) and to the filing of this consent as an exhibit to the registration statement.

                                          Very truly yours,

                                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                          By:       /s/ Cathy G. O'Kelly
                                              ----------------------------------
                                                      Cathy G. O'Kelly

COK/seh